Davis Transfer Company, Inc.

Condensed Consolidated Financial Statements
September 30, 2018 and 2017

Davis Transfer Company, Inc.

Table of Contents
September 30, 2018 and 2017

Davis Transfer Company, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash	$3,581,923	$1,692,329
Accounts receivable, net of allowance for doubtful accounts of $95,964 and $91,066, respectively	4,427,993	4,770,155
Inventories, net	87,000	72,622
Prepaid expenses and other current assets	1,071,879	908,466
Total current assets	9,168,795	7,443,572

Property and equipment:	239,520	239,770
Buildings and leasehold improvements	45,445,732	49,657,692
Revenue equipment	4,370,560	4,358,804
Service, office and other equipment	50,055,812	54,256,266
Property and equipment, at cost	(25,199,683)	(27,343,007)
Accumulated depreciation	24,856,129	26,913,259
Property and equipment, net	$34,024,924	$34,356,831

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$496,001	$312,735
Accrued expenses	1,239,104	1,134,467
Debt - current	5,105,257	8,468,043
Total current liabilities	6,840,362	9,915,245
Debt - long-term	9,933,290	10,585,368
Total liabilities	16,773,652	20,500,613

Stockholders’ equity:
Common stock	20,000	20,000
Additional paid-in capital	1,000,100	1,000,100
Retained earnings	16,231,172	12,836,118
Total stockholders’ equity	17,251,272	13,856,218
Total liabilities and stockholders’ equity	$34,024,924	$34,356,831

The accompanying notes are an integral part of these condensed consolidated financial statements.

Davis Transfer Company, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Nine Months Ended
	September 30,
	2018	2017
Operating revenue	$38,619,554	$33,524,209

Operating expenses:
Salaries, wages and employee benefits	9,050,397	11,044,491
Fuel and fuel taxes	4,855,361	5,412,005
Depreciation and amortization	3,158,191	2,943,026
Insurance and claims	1,611,621	1,506,403
Operations and maintenance	2,854,672	3,628,149
Purchased transportation	10,003,046	4,192,325
Loss on disposal of assets, net	427,359	827,830
Other	1,837,878	1,724,475
Total operating expenses	33,798,525	31,278,704
Operating income	4,821,029	2,245,505

Other expenses:
Interest expense, net	425,361	386,493
Other, net	40,862	44,260
Total other expenses, net	466,223	430,753
Net income	$4,354,806	$1,814,752

The accompanying notes are an integral part of these condensed consolidated financial statements.

Davis Transfer Company, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF
CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)

		Additional		Total
	Common	Paid-in	Retained	Stockholders'
	Stock*	Capital	Earnings	Equity
Balance at December 31, 2017	$20,000	$1,000,100	$12,836,118	$13,856,218
Net Income	—	—	4,354,806	4,354,806
Distributions	—	—	(959,752)	(959,752)
Balance at September 30, 2018	$20,000	$1,000,100	$16,231,172	$17,251,272

*$10 par value; 15,000 shares authorized; 2,000 shares issued and outstanding
The accompanying notes are an integral part of these condensed consolidated financial statements.

Davis Transfer Company, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
Operating activities	2018	2017
Net income	$4,354,806	$1,814,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,158,191	2,943,026
Loss (gain) on disposal of assets, net	427,359	827,830
Provision for doubtful accounts	4,898	5,000
Changes in operating assets and liabilities:
Accounts receivable	337,264	(633,907)
Inventories, prepaid expenses and other current assets	(177,791)	47,142
Trade accounts payable and accrued expenses	287,903	(236,927)
Net cash provided by operating activities	8,392,630	4,766,916

Investing activities
Purchases of property and equipment	(3,117,108)	(4,927,954)
Proceeds from sale of property and equipment	1,588,688	2,347,362
Net cash used in investing activities	(1,528,420)	(2,580,592)

Financing activities
Borrowings under long-term debt	25,907,531	25,048,621
Principal payments on long-term debt	(29,922,395)	(26,051,451)
Distributions	(959,752)	(488,531)
Net cash used in financing activities	$(4,974,616)	$(1,491,361)
Increase (decrease) in cash and cash equivalents	1,889,594	694,963

Cash and cash equivalents:
Beginning of year	1,692,329	690,876
End of year	3,581,923	1,385,839

The accompanying notes are an integral part of these condensed consolidated financial statements.

Davis Transfer Company, Inc.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2018 and 2017

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business
Davis Transfer Company, Inc. (DTCI) is a truckload carrier, headquartered in Carnesville, Georgia, with customers in primarily the southeastern United States.
Principles of Consolidation
The accompanying consolidated financial statements included in the accounts of DTCI, Georgia Carolina Salvage, LLC, Davis Transfer Logistics, LLC, B&G Leasing, LLC, and STB Leasing, LLC the wholly-owned subsidiary of B&G Leasing, LLC, (collectively, the Company). B&G Leasing, LLC and its subsidiary are limited liability companies whose sole activity is leasing tractors and trailers and an airplane to the Company. Georgia Carolina Salvage, LLC is a limited liability company whose sole activity is selling salvaged truck parts. Davis Transfer Logistics, LLC is a limited liability company whose sole activity is brokering loads to third-party carriers and to DTCI. Intercompany transactions and balances have been eliminated in the consolidated financial statements.
Generally accepted accounting principles require that the primary beneficiary of a variable interest entity ("VIE") present consolidated financial statements that include the accounts of the VIE. Management has determined the B&G Leasing, LLC and its wholly-owned subsidiary STB Leasing, LLC, Georgia Carolina Salvage, LLC, and Davis Transfer Logistics, LLC, (all of which are under common ownership with DTCI) are VIEs and DTCI is the primary beneficiary.
Consolidated Variable Interest Entities
DTCI consolidates three variable interest entities, each of which has activity only consisting of performing services for or providing equipment to DTCI. They are as follows:

•
B&G Leasing, LLC (B&G) is an entity under common control with DTCI. B&G Leasing has a wholly-owned subsidiary, STB Leasing, LLC, which has no activity. B&G’s sole purpose is to lease equipment to DTCI. B&G pays DTCI a management fee and has a note payable to DTCI, both of which eliminate in consolidation. B&G has no assets that are restricted from use by DTCI, and no liabilities that are nonrecourse to DTCI.

•
Davis Transfer Logistics, LLC (DTL) is an entity under common control with DTCI. DTL’s sole purpose is to broker loads to third-party carriers and to DTCI, and does not perform this service for any other company. DTL has a note payable to DTCI which eliminates in consolidation. DTL has no assets that are restricted from use by DTCI.

•
Georgia Carolina Salvage, LLC (GCS) is an entity under common control with DTCI. GCS’s sole purpose is to sell salvaged truck parts for DTCI, and does not perform this service for any other company. GSC has a note payable to DTCI which eliminates in consolidation. GCS has no assets that are restricted from use by DTCI.

DTCI accounts for these entities as variable interest entities in accordance with ASC 810-10, Consolidation of Variable Interest Entities. DTCI implicitly guarantees the debt of B&G as its lease terms with B&G coincide with the length of B&G’s notes payable with third-party banks. DTCI is the primary beneficiary of all three entities because DTCI has the power to direct the activities that most significantly affect their assets. ASC 810-10 therefore requires these entities to be consolidated into DTCI’s consolidated financial statements.
In addition to the assets and liabilities of B&G, DTL, and GCS that are included in the consolidated financial statements of DTCI, depreciation and interest expense are consolidated in DTCI’s consolidated financial statements. Rent expense related to tractor and trailer rentals from B&G that is paid by DTCI to B&G is eliminated in consolidation. Substantially all of the Company’s cash, property, plant, and equipment, and debt consist of balances that relate to the consolidated VIEs.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors which management believes to be reasonable under the circumstances. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

Inventories

Inventories, composed of tires, repair parts and supplies, and salvaged trucks and parts, are stated at the lower of cost (first-in, first-out), or net realizable value. The Company’s reserve for inventory obsolescence was $134,328 for each of the nine months periods ended September 30, 2018 and 2017.
Revenue and Cost Recognition

Revenue is recognized when loads are delivered. Costs are expensed as incurred.

Accounts Receivable

Management closely monitors outstanding accounts receivable and charges to expense any balances that are determined to be uncollectible. The Company also provides an allowance for uncollectible accounts receivable based on management’s judgement considering current qualitative factors and historical experience. The Company does not require collateral on its accounts receivable.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance that significantly extend the useful life of an asset are capitalized, while routine repairs and maintenance are expensed as incurred. Property and equipment is depreciated to the estimated useful salvage value using the straight-line method over the estimated useful lives of the assets as follows:

	Life - Years	Salvage Value
Revenue Equipment - Tractors	5	25%
Revenue Equipment - Trailers	5 - 12	35%
Furniture, fixtures and equipment	3 - 5	N/A
Leasehold improvements	3 - 15	N/A

Salvage value ranges from zero to 35% of the capitalized cost. We periodically review the reasonableness of our estimates regarding useful lives and salvage value for our revenue equipment based upon, our experience with similar assets, conditions in the used revenue equipment market, and prevailing industry practice.

Valuation of long-lived assets

We review property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We evaluate recoverability of assets to be held and used by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company performed the impairment analysis of the carrying value of its fleet, which is the lowest level of identifiable cash flows. Our analysis of undiscounted cash flows indicated no impairment existed for long-lived assets at September 30, 2017 or 2016.

Advertising

The Company charges advertising costs to expense as incurred. The Company incurred advertising expenses of $8,667 and $30,259 for the nine months ended September 30, 2018 and 2017, respectively.

Income Taxes

Effective October 1, 1999, DTCI’s stockholders elected for DTCI to be an S Corporation for federal income tax purposes, and for those states that recognize S Corporation status. The income or loss of an S Corporation is not taxed at the corporate level; it is reported on the income tax returns of its stockholders and is taxed at the stockholder level. No provision for federal income taxes, or for those states that recognize S Corporation status, has been recorded in the condensed consolidated financial statements. Certain states do not recognize S Corporation elections and, if required, an income tax provision is made for those states.

B&G Leasing, LLC and Georgia Carolina Salvage, LLC are treated as partnerships for income tax purposes and do not incur income tax at the corporate level. Instead, their earnings and losses are included in the personal income tax returns of their members and are taxed in accordance with their personal tax situations.

Income for financial reporting purposes differs from income reported on the Company’s income tax returns because of temporary and permanent differences in recognizing certain items of revenue and expense. The most significant differences arise from the use of different method of calculating depreciation.

Management considers the likelihood of changes by taxing authorities in its income tax returns and recognizes a liability or discloses potential significant changes that management believes are more likely than not to occur upon examination by tax authorities, including changes to DTCI’s status as an S Corporation. Management has not identified any uncertain tax positions that require recognition or disclosure in the accompanying consolidated financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

The Tax Cuts and Jobs Act of 2017 was signed into law on December 22, 2017. The law includes significant changes to the U.S. corporate income tax system. The legislation did not have a material impact on the Company’s consolidated financial statements because, as an S Corporation, it is not subject to federal income tax and the tax effect of its activities are passed through to its stockholders.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-9, Revenue from Contracts with Customers (“ASU 2014-9”), which supersedes nearly all existing revenue recognition guidance under GAAP. The core principle of ASU 2014-9 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-9 defines a five-step process to implement this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under previous GAAP. Transportation revenue under the new standard changed from recognition of revenue at completion of delivery to recognizing revenue proportionately as the transportation services are performed. This change did not materially impact our operations or IT infrastructure. The Company adopted ASU 2014-9 effective January 1, 2018 using the modified retrospective method. The amount of remaining performance obligations relating to loads in process at 11:59 pm on September 30, 2018 was deemed to be immaterial.

In February 2016, the FASB issued ASU No. 2016-2, Leases, which requires lessees to recognize a right-to-use asset and a lease obligation for all leases. Lessees are permitted to make an accounting policy election to not recognize an asset and liability for leases with a term of twelve months or less. Lessor accounting under the new standard is substantially unchanged. Additional qualitative and quantitative disclosures, including significant judgments made by management, will be required. The new standard, which will become effective for the Company beginning with the first quarter of 2019, requires a modified retrospective transition approach unless the practical expedient described in ASU 2018-11 is elected, which allows entities to apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company expects the adoption of this standard to have an immaterial impact on our consolidated balance sheets, but not our statement of operations. The Company expects to elect the transition relief practical expedient described under ASU 2018-11 and not recast comparative periods in the transition to ASC 842.

Subsequent Events

On October 18, 2018, the equity holders (collectively, “Sellers”) of Davis Transfer Company Inc., a Georgia corporation (“DTC”), Davis Transfer Logistics Inc., a Georgia corporation (“DTL”), and B & G Leasing, L.L.C., a Georgia limited liability company (“B & G,” and collectively with DTC and DTL, “Davis”) entered into an Equity Purchase Agreement (the “Agreement”) with the management of USA Truck, Inc., a Delaware corporation. USA Truck is headquartered in Van Buren, Arkansas, with trucking facilities concentrated in the eastern half of the United States. In addition to truckload and dedicated freight service offerings, the Company provides freight brokerage, logistics, and rail intermodal service offerings through its logistics segment.

Pursuant to the Agreement, all of Davis’ issued and outstanding equity interests were purchased in a cash-free, debt-free transaction (the “Transaction”). Cash totaling $52.25 million and USA Truck, Inc., stock worth $750,000 was paid to acquire Davis. The Agreement contains customary representations, warranties, covenants, and indemnification provisions, including an escrow to secure Sellers’ indemnification obligations to the Company.

Management evaluates events occurring subsequent to the date of the condensed consolidated financial statements in determining the accounting for and disclosure of transactions and events that affect the consolidated financial statements. Subsequent events have been evaluated through December 21, 2018, which is the date the condensed consolidated financial statements were available to be issued. No other subsequent events were identified requiring additional recognition or disclosure in the accompanying financial statements.

NOTE 2. PROPERTY AND EQUIPMENT

	Nine Months Ended	Twelve Months Ended
	September 30,	December 31,
	2018	2017
Revenue Equipment - Tractors	$25,946,467	$29,900,628
Revenue Equipment - Trailers	19,499,265	19,757,064
Service, office and other equipment	4,370,560	4,358,804
Buildings and leasehold improvements	239,520	239,770
	50,055,812	54,256,266
Accumulated depreciation	(25,199,683)	(27,343,007)
	$24,856,129	$26,913,259

Depreciation expense was $3,158,191 and $2,943,026 for the nine months ended September 30, 2018 and 2017, respectively. Substantially all of the tractors and trailers are owned by B&G Leasing, LLC.
NOTE 3. CONCENTRATIONS

Customers include large grocery and home improvement retail chains, as well as large wholesale distributors of consumer goods. As of September 30, 2018 and 2017, three customers individually provided over 10% of the Company’s revenues. In aggregate, these customers accounted for more than 50% of revenues in both the 2018 and 2017 periods, respectively.
As of September 30, 2018 and 2017, three customers individually accounted for over 10% of the Company’s accounts receivable. In aggregate, these customers accounted for more than 50% of accounts receivable in both the 2018 and 2017 periods, respectively.
Credit risk with respect to accounts receivable, except for the customers mentioned above, is limited because of the large number of customers comprising the Company’s customer base and their dispersion across different geographic areas.

NOTE 4. LINE OF CREDIT

The Company had a $3,000,000 line of credit with a bank. The credit line bears interest at the overnight LIBOR plus 2.25%, payable monthly. Accounts receivable are pledged as collateral on the line of credit and the Company’s owners have given their personal guarantees. As part of the line of credit, the bank provides a $500,000 letter of credit subfeature. At September 30, 2018, the Company had no outstanding letters of credit. Available credit under the line is the lesser of $3,000,000 or 80% of eligible accounts receivable less $50,000. At September 30, 2017, the Company had $1,831,299 outstanding under the line of credit. As of September 30, 2018, the Company had no borrowings outstanding under the line of credit. The line expired on July 29, 2018 and the debt was fully extinguished.

The line of credit agreement contains financial covenants and restrictions on purchases of capital assets, cash distributions, and loans to stockholders. The Company was in compliance as of September 30, 2018 and 2017, respectively.
NOTE 5. LONG-TERM DEBT

The Company financed tractors and trailers with notes payable to various banks and lending institutions that totaled $15,038,547 and $18,085,196 at September 30, 2018 and December 31, 2017, respectively. The notes are due in installments over periods ranging from 36 to 60 months. Many of the notes require balloon payments. Fixed interest rates on the notes outstanding at September 30, 2018 range from 2.49% to 3.78%, while variable interest rates were 2.5% plus LIBOR. Most of the tractors and trailers owned by B&G Leasing, LLC are pledged as collateral for these notes, and the owners of the Companies have given their personal guarantees. These notes payable are subject to certain financial and reporting covenants. The Company was in compliance as of September 30, 2018 and 2017, respectively.
The following is a summary of principal maturities of consolidated long-term debt for the nine months ended September 30, 2018:

2018	$5,105,257
2019	116,043
2020	3,473,115
2021	2,846,098
2022	3,498,034
$15,038,547

NOTE 6. RELATED PARTY TRANSACTIONS

DTCI charged B&G Leasing, LLC a management fee of $229,167 and $412,500 for the nine months ended September 30, 2018 and 2017, respectively. Also, DTCI leased tractors and trailers from B&G Leasing, LLC. These intercompany transactions were eliminated in consolidation.
The insurance agent for the Company’s medical plan is the spouse of one of the owners. The spouse receives commissions on insurance premiums paid by the Company.
Office and shop space in Carnesville, Georgia is rented under an operating lease from the Company’s owners on a month-to-month basis. Rent expense for this space was $135,000 and $120,000 for the nine months ended September 30, 2018 and 2017, respectively.
NOTE 7. COMMITMENTS AND CONTINGENCIES

In addition to the office and shop space described in Note 6, the Company leases terminal facilities, drop yards, and trailers under month-to-month operating leases. Total rent expense, including the related party leases described in Note 6, was $237,147 and $236,899 for the nine months ended September 30, 2018 and 2017, respectively.
The Company is subject to routine litigation, claims, or assessments in the normal course of business. Although the timing or outcome of any threatened or pending legal proceedings cannot be predicted with certainty, management believes the ultimate resolution of any such matters will not have a material adverse impact on the Company’s liquidity, financial position, or results of operations.

NOTE 8. INSURANCE - AUTO & WORKERS COMPENSATION

The Company self-insures for physical damage for its truck fleet. The Company carries liability insurance with a $50,000 deductible per occurrence and a stop loss provision at $250,000 per occurrence. Management believes that they have made adequate provision in the consolidated financial statements for any losses that might have been sustained by the Company as of September 30, 2018. This accrual is recorded in accrued expenses.
The primary risks for which the Company is insured are cargo loss and damage, general liability, personal injury, property damage, workers’ compensation and employee medical expenses. The Company is self-insured for a portion of claims exposure in each of these areas, excluding workers’ compensation for which it is fully insured with a $0 deductible. The Company’s self-insurance retention levels are $5,000 for cargo loss and damage claims per occurrence and $50,000 for bodily injury and property damage claims per occurrence. For medical benefits, the Company is fully insured. The Company maintains insurance above the amounts for which it self-insures, subject to certain limits, with licensed insurance carriers. The Company has excess general, auto and employer’s liability coverage in amounts substantially exceeding minimum legal requirements. The Company is completely self-insured for physical damage to its own tractors and trailers, except that the Company carries catastrophic physical damage coverage to protect against natural disasters.